Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Third Quarter Fiscal 2020

Results of Operations

Highlights

▪	Korn Ferry reports fee revenue of $515.3 million in Q3 FY’20.
▪	Net income attributable to Korn Ferry was $20.0 million in Q3 FY’20.
▪	Operating income was $31.6 million in Q3 FY’20 with an operating margin of 6.1%. Adjusted EBITDA was $78.1 million with an Adjusted EBITDA margin of 15.2%.
▪	Q3 FY’20 diluted earnings per share and adjusted diluted earnings per share was $0.36 and $0.75, respectively.
▪

During the third quarter, the Company completed the acquisition of Miller Heiman Group, AchieveForum and Strategy Execution (“acquired companies”) that are part of a newly branded reporting segment— Korn Ferry Digital (formerly the Products Group).

▪

During the third quarter, the Company renegotiated its existing revolving line of credit on more favorable terms and conditions and repaid the outstanding balance using proceeds from the issuance of $400 million, 4.625% Senior Notes.

▪

The Company continued with its balanced approach to capital allocation, buying back 0.2 million shares or $6.1 million of stock during the quarter and declaring a quarterly dividend of $0.10 per share on March 10, 2020 payable on April 15, 2020 to stockholders of record on March 26, 2020.

Los Angeles, CA, March 10, 2020 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced third quarter fee revenue of $515.3 million.  Third quarter diluted earnings per share was $0.36 and adjusted diluted earnings per share was $0.75.  Adjusted diluted earnings per share for the third quarter excludes an aggregate of $27.4 million, or $0.39 per share, of restructuring charges, net, and integration/acquisition costs, both associated with the recently completed acquisition of the acquired companies, separation costs and debt refinancing costs.

“For Korn Ferry’s recently completed third quarter, we generated fee revenue of approximately $515 million (up 8.6 percent using actual rates; up 9.4 percent on a constant currency basis) with net income attributable to Korn Ferry of $20 million and solid Adjusted EBITDA of $78 million,” said Gary D, Burnison, CEO, Korn Ferry.

“Organically and through M&A, our global scope and capability continues to expand. Today Korn Ferry is much more diversified and balanced, with almost two-thirds of our fee revenue generated outside of our historical core Executive Search business,” added Burnison. “We believe the expansion of our business into larger addressable markets offers higher growth potential and more durable and visible revenue streams. More recently, the acquisitions of Miller Heiman, Strategy Execution and AchieveForum have added professional development and upskill capabilities to our Korn Ferry Digital business, giving us a bigger presence in the learning and development space. Indeed, today’s Korn Ferry is the firm that synchronizes a client’s talent and strategy which will enable individuals, teams and organizations to exceed their potential. Finally, as we manage our way through the global COVID-19 situation, our unwavering commitment to protecting the health and safety of our colleagues, as well as our focus on our clients' success remain, as always, our top priorities.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$515.3	$474.5	$1,492.3	$1,435.3
Total revenue	$528.0	$486.2	$1,528.4	$1,471.3
Operating income	$31.6	$62.7	$153.8	$78.6
Operating margin	6.1%	13.2%	10.3%	5.5%
Net income attributable to Korn Ferry	$20.0	$45.0	$105.7	$52.4
Basic earnings per share	$0.37	$0.81	$1.92	$0.94
Diluted earnings per share	$0.36	$0.80	$1.90	$0.92

EBITDA Results (b):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$51.5	$76.9	$202.2	$115.5
EBITDA margin	10.0%	16.2%	13.5%	8.0%

Adjusted Results (c):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (b)	$78.1	$77.7	$231.4	$228.8
Adjusted EBITDA margin (b)	15.2%	16.4%	15.5%	15.9%
Adjusted net income attributable to Korn Ferry	$41.0	$45.8	$128.7	$138.2
Adjusted basic earnings per share	$0.75	$0.82	$2.33	$2.47
Adjusted diluted earnings per share	$0.75	$0.81	$2.31	$2.43

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude integration/acquisition costs, restructuring charges, net, separation costs and tradename write-offs. EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Integration/acquisition costs	$6.7	$0.8	$9.3	$6.7
Restructuring charges, net	$18.1	$—	$18.1	$—
Separation costs	$1.8	$—	$1.8	$—
Tradename write-offs	$—	$—	$—	$106.6
Debt refinancing costs	$0.8	$—	$0.8	$—

Fee revenue was $515.3 million in Q3 FY’20, an increase of 9% (9% increase on a constant currency basis) compared to Q3 FY’19.  The increase in fee revenue was primarily due to the fee revenue generated by the acquired companies and the increase in fee revenue in RPO and Professional Search, partially offset by a decline in Executive Search.

Net income attributable to Korn Ferry was $20.0 million in Q3 FY’20 as compared to $45.0 million in Q3 FY’19.  The decrease in net income attributable to Korn Ferry was primarily due to restructuring charges, net and integration/acquisition costs, both associated with the acquisition of the acquired companies, management separation costs, and an increase in interest expense related to the newly issued 4.625% Senior Notes.

Operating margin was 6.1% in Q3 FY’20 compared to 13.2% in the year-ago quarter.

Adjusted EBITDA margin was 15.2%, compared to 16.4% in the year-ago quarter.

Results by Segment

Selected Consulting Data(a)

(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$140.5	$139.0	$422.1	$424.0
Total revenue	$144.3	$143.2	$433.8	$437.2
Operating income (loss)	$2.7	$11.8	$24.3	$(47.4)
Operating margin	1.9%	8.5%	5.8%	(11.2%)

Ending number of consultants and execution staff (c)	1,792	1,832	1,792	1,832
Hours worked in thousands (d)	428	406	1,344	1,263
Average billed rate (e)	$328	$342	$314	$336

EBITDA Results (f):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$7.6	$16.4	$38.9	$(34.1)
EBITDA margin	5.4%	11.8%	9.2%	(8.0%)

Adjusted Results (g):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (f)	$18.7	$17.0	$50.0	$48.2
Adjusted EBITDA margin (f)	13.3%	12.2%	11.8%	11.4%

 ___________

(a)

In the third quarter of fiscal 2020, the Company changed the composition of its global segments.  Consulting segment represents the consulting business that was previously included in the Advisory segment. Segment data for Q3 FY’19 and YTD FY19 have been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	Represents number of employees originating, delivering and executing consulting services.
(d)	The number of hours worked by consultant and execution staff during the period.
(e)	The amount of fee revenue divided by the number of hours worked by consultants and executive staff.
(f)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(g)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Integration/acquisition costs	$—	$0.7	$—	$5.3
Restructuring charges, net	$11.1	$—	$11.1	$—
Tradename write-offs	$—	$—	$—	$77.0

Fee revenue was $140.5 million in Q3 FY’20 compared to $139.0 million in Q3 FY’19, an increase of $1.5 million or 1% (up 2% on a constant currency basis).

Operating income was $2.7 million in Q3 FY’20 with an operating margin of 1.9% compared to $11.8 million and an operating margin of 8.5%, respectively, in the year-ago quarter.  The decrease in operating income was primarily due to restructuring charges, net incurred in Q3 FY’20.

Adjusted EBITDA was $18.7 million in Q3 FY’20 with an Adjusted EBITDA margin of 13.3% compared to $17.0 million and 12.2%, respectively, in the year-ago quarter.

Selected Digital Data(a)

(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$99.4	$62.5	$223.1	$190.0
Total revenue	$100.7	$62.5	$224.4	$190.0
Operating income	$8.5	$17.5	$41.0	$23.1
Operating margin	8.5%	28.0%	18.4%	12.1%

Ending number of consultants	464	370	464	370
Subscription & License fee revenue	$21.3	$14.2	$52.7	$42.6

EBITDA Results (c):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$14.5	$21.0	$54.7	$33.1
EBITDA margin	14.6%	33.6%	24.5%	17.4%

Adjusted Results (d):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (c)	$25.9	$21.1	$66.1	$63.9
Adjusted EBITDA margin (c)	26.0%	33.8%	29.6%	33.6%

___________

(a)

In the third quarter of fiscal 2020, the Company changed the composition of its global segments.  Digital segment represents the products business that was previously included in the Advisory segment. Segment data for Q3 FY’19 and YTD FY19 have been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Integration/acquisition costs	$4.3	$0.1	$4.3	$1.3
Restructuring charges, net	$7.0	$—	$7.0	$—
Tradename write-offs	$—	$—	$—	$29.6

Fee revenue was $99.4 million in Q3 FY’20 compared to $62.5 million in Q3 FY’19, an increase of $36.9 million or 59% (up  61% on a constant currency basis).  The increase in fee revenue was primarily due to fee revenue generated by the acquired companies.

Operating income was $8.5 million in Q3 FY’20 with an operating margin of 8.5% compared to $17.5 million and an operating margin of 28.0% in the year-ago quarter.  The decrease in operating income was due to restructuring charges, net incurred in Q3 FY’20 and an increase in integration/acquisition costs incurred in Q3 FY’20, both associated with the acquisition of the acquired companies, compared to the year-ago quarter.

Adjusted EBITDA was $25.9 million in Q3 FY’20 with an Adjusted EBITDA margin of 26.0% compared to $21.1 million and 33.8%, respectively, in the year-ago quarter.

Selected Executive Search Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$183.6	$193.4	$564.6	$584.0
Total revenue	$188.0	$198.0	$578.0	$598.0
Operating income	$32.7	$44.7	$119.6	$137.0
Operating margin	17.8%	23.1%	21.2%	23.5%

Ending number of consultants	582	552	582	552
Average number of consultants	583	554	573	546
Engagements billed	3,767	3,849	8,077	8,201
New engagements (b)	1,565	1,608	4,835	5,073

EBITDA Results (c):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$38.9	$48.2	$131.8	$144.1
EBITDA margin	21.2%	24.9%	23.3%	24.7%

Adjusted Results (d):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (c)	$40.7	$48.2	$133.6	$144.1
Adjusted EBITDA margin (c)	22.1%	24.9%	23.7%	24.7%

________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Separation costs	$1.8	$—	$1.8	$—

Fee revenue was $183.6 million and $193.4 million in Q3 FY’20 and Q3 FY’19, respectively, a decrease of $9.8 million or 5% (5% decrease on a constant currency basis).  The decrease in fee revenue was attributable to a decline in fee revenue in all regions.

Operating income was $32.7 million in Q3 FY’20 compared to $44.7 million in Q3 FY’19.  Operating margin was 17.8% in Q3 FY’20 compared to 23.1% in the year-ago quarter.  The decrease in operating income was mainly due to a decrease in fee revenue and an increase in compensation and benefits expense due to management separation costs incurred in Q3 FY’20.

Adjusted EBITDA was $40.7 million in Q3 FY’20 with an Adjusted EBITDA margin of 22.1% compared to $48.2 million and 24.9%, respectively, in the year-ago quarter.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$91.9	$79.6	$282.4	$237.4
Total revenue	$95.0	$82.5	$292.2	$246.1
Operating income	$14.1	$12.2	$44.3	$36.3
Operating margin	15.4%	15.3%	15.7%	15.3%

Engagements billed (b)	1,375	1,296	3,030	2,809
New engagements (c)	711	652	2,171	2,154

EBITDA and Adjusted Results (d):	Third Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA and Adjusted EBITDA	$15.2	$13.1	$47.5	$38.8
EBITDA and Adjusted EBITDA margin	16.6%	16.4%	16.8%	16.3%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $91.9 million in Q3 FY’20, an increase of $12.3 million or 15% (16% increase on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in fee revenue in recruitment process outsourcing and professional search of $9.1 million and $3.2 million, respectively, in Q3 FY’20 compared to Q3 FY’19.

Operating income was $14.1 million in Q3 FY’20, an increase of $1.9 million compared to Q3 FY’19 operating income of $12.2 million.  Operating margin was 15.4% in the current quarter compared to 15.3% in the year-ago quarter.  The increase in operating income was due to higher fee revenue in Q3 FY’20 compared to Q3 FY’19, partially offset by an increase in compensation and benefits expense driven by a 24% increase in average headcount.

EBITDA was $15.2 million during Q3 FY’20, an increase of $2.1 million compared to Q3 FY’19.  EBITDA margin was 16.6% in Q3 FY’20 and 16.4% in Q3 FY’19.

Outlook

The uncertainty caused by the coronavirus, primarily due to the largescale efforts being taken to contain its continued spread and the number of conflicting and rapidly changing datapoints regarding the impact of the virus on society, has clouded the near-term predictability of our business.  In recent weeks and days, out of an abundance of caution, select governments and companies have implemented social distancing - limiting either travel or in person individual or group face-to-face interaction.  The extent to which further, incremental measures are put in place or additional authoritative bodies adopt such measures is a major unknown.  The measures taken to date will most certainly impact our business for the fiscal fourth quarter and potentially beyond and due to the rapidly changing nature of this crisis, combined with the lack of visibility with respect to further measures to be taken, it is too difficult for us to accurately assess and quantify the impact at this point.  Consequently, we will not be issuing any specific revenue and earnings guidance for the fourth quarter.  We will reassess the suspension of our guidance once we are comfortable that the coronavirus uncertainties have passed.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook as well as the expected benefits of the acquisition of the acquired companies (as defined below, the timing and expected benefits of our recently adopted restructuring plan and the potential negative impact of the coronavirus (COVID-19) outbreak on our business, employees, customers and our ability to provide services in affected regions.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, the potential negative impact of the coronavirus (COVID-19) outbreak on our business, employees, customers and our ability to provide services in affected regions, expansion of social media platforms, seasonality, ability to effect acquisition and integrate recently acquired companies, including those of Miller Heiman Group, AchieveForum, and Strategy Execution (collectively, the “acquired companies”); the ability to recognize the anticipated benefits of the acquisition of the acquired companies; the costs related to the acquisition of the acquired companies; employment liability risk, the impact of rebranding on the Company’s products and services; the expected timing of the Company’s rebranding and entity rationalization plan, and the costs of the Company’s rebranding and entity rationalization plan.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•

Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, restructuring charges, separation costs, tradename write-offs, and debt refinancing costs, net of income tax effect;

•

Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, restructuring charges, separation costs, tradename write-offs, and debt refinancing costs, net of income tax effect;

•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude integration/acquisition costs, restructuring charges, separation costs and tradename write-offs and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business, 2) charges we incurred to restructure the Company due to acquisition of the acquired companies, 3) separation costs, 4) tradename write-offs associated with the rebranding plan initiated by Korn Ferry and 5) debt refinancing costs.  The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
	(unaudited)
Fee revenue	$515,325	$474,504	$1,492,263	$1,435,277
Reimbursed out-of-pocket engagement expenses	12,654	11,668	36,091	36,050
Total revenue	527,979	486,172	1,528,354	1,471,327

Compensation and benefits	348,597	321,835	1,014,475	979,575
General and administrative expenses	71,355	61,179	199,171	287,641
Reimbursed expenses	12,654	11,668	36,091	36,050
Cost of services	30,822	17,066	66,371	55,020
Depreciation and amortization	14,863	11,741	40,355	34,490
Restructuring charges, net	18,093	-	18,093	-
Total operating expenses	496,384	423,489	1,374,556	1,392,776

Operating income	31,595	62,683	153,798	78,551
Other income, net	5,055	2,463	8,014	2,483
Interest expense, net	(6,919)	(4,282)	(15,186)	(12,722)
Income before provision for income taxes	29,731	60,864	146,626	68,312
Income tax provision	8,775	15,420	38,988	14,143
Net income	20,956	45,444	107,638	54,169
Net income attributable to noncontrolling interest	(963)	(480)	(1,890)	(1,782)
Net income attributable to Korn Ferry	$19,993	$44,964	$105,748	$52,387

Earnings per common share attributable to Korn Ferry:
Basic	$0.37	$0.81	$1.92	$0.94
Diluted	$0.36	$0.80	$1.90	$0.92

Weighted-average common shares outstanding:
Basic	53,999	55,233	54,611	55,358
Diluted	54,264	55,753	55,006	56,181

Cash dividends declared per share:	$0.10	$0.10	$0.30	$0.30

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2020		2019	% Change	2020		2019	% Change

Fee revenue:
Consulting	$140,525		$139,029	1.1%	$422,103		$423,958	(0.4%)
Digital	99,389		62,473	59.1%	223,097		190,008	17.4%
Executive Search:
North America	106,888		114,215	(6.4%)	332,428		342,175	(2.8%)
EMEA	44,301		45,940	(3.6%)	130,652		137,522	(5.0%)
Asia Pacific	25,089		25,687	(2.3%)	78,395		79,918	(1.9%)
Latin America	7,283		7,554	(3.6%)	23,140		24,339	(4.9%)
Total Executive Search	183,561		193,396	(5.1%)	564,615		583,954	(3.3%)
RPO and Professional Search	91,850		79,606	15.4%	282,448		237,357	19.0%
Total fee revenue	515,325		474,504	8.6%	1,492,263		1,435,277	4.0%
Reimbursed out-of-pocket engagement expenses	12,654		11,668	8.5%	36,091		36,050	0.1%
Total revenue	$527,979		$486,172	8.6%	$1,528,354		$1,471,327	3.9%

Operating income (loss):		Margin		Margin		Margin		Margin
Consulting	$2,663	1.9%	$11,782	8.5%	$24,272	5.8%	$(47,431)	(11.2%)
Digital	8,463	8.5%	17,497	28.0%	41,036	18.4%	23,057	12.1%
Executive Search:
North America	21,808	20.4%	30,596	26.8%	80,254	24.1%	92,438	27.0%
EMEA	4,644	10.5%	7,525	16.4%	18,466	14.1%	21,813	15.9%
Asia Pacific	5,070	20.2%	5,929	23.1%	17,866	22.8%	19,337	24.2%
Latin America	1,198	16.4%	653	8.6%	2,999	13.0%	3,460	14.2%
Total Executive Search	32,720	17.8%	44,703	23.1%	119,585	21.2%	137,048	23.5%
RPO and Professional Search	14,144	15.4%	12,176	15.3%	44,279	15.7%	36,337	15.3%
Corporate	(26,395)		(23,475)		(75,374)		(70,460)
Total operating income	$31,595	6.1%	$62,683	13.2%	$153,798	10.3%	$78,551	5.5%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	April 30,
	2020	2019
	(unaudited)
ASSETS
Cash and cash equivalents	$563,708	$626,360
Marketable securities	41,022	8,288
Receivables due from clients, net of allowance for doubtful accounts of $25,168 and $21,582 at January 31, 2020 and April 30, 2019, respectively	472,261	404,857
Income taxes and other receivables	38,656	26,767
Unearned compensation	46,386	42,003
Prepaid expenses and other assets	35,094	28,535
Total current assets	1,197,127	1,136,810

Marketable securities, non-current	143,789	132,463
Property and equipment, net	143,230	131,505
Operating lease right-of-use assets, net	209,236	-
Cash surrender value of company-owned life insurance policies, net of loans	145,305	126,000
Deferred income taxes	44,928	43,220
Goodwill	615,513	578,298
Intangible assets, net	116,882	82,948
Unearned compensation, non-current	93,934	80,924
Investments and other assets	29,705	22,684
Total assets	$2,739,649	$2,334,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$36,044	$39,156
Income taxes payable	17,128	21,145
Compensation and benefits payable	258,789	328,610
Operating lease liability, current	53,592	-
Other accrued liabilities	194,838	162,047
Total current liabilities	560,391	550,958

Deferred compensation and other retirement plans	283,293	257,635
Operating lease liability, non-current	194,209	-
Long-term debt	393,986	222,878
Deferred tax liabilities	837	1,103
Other liabilities	29,280	58,891
Total liabilities	1,461,996	1,091,465

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 73,210 and 72,442 shares issued and 55,258 and 56,431 shares outstanding at January 31, 2020 and April 30, 2019, respectively	604,609	656,463
Retained earnings	749,301	660,845
Accumulated other comprehensive loss, net	(78,810)	(76,652)
Total Korn Ferry stockholders' equity	1,275,100	1,240,656
Noncontrolling interest	2,553	2,731
Total stockholders' equity	1,277,653	1,243,387
Total liabilities and stockholders' equity	$2,739,649	$2,334,852

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

		Three Months Ended		Nine Months Ended
		January 31,		January 31,
		2020	2019	2020	2019
			(unaudited)
	Net income attributable to Korn Ferry	$19,993	$44,964	$105,748	$52,387
	Net income attributable to non-controlling interest	963	480	1,890	1,782
	Net income	20,956	45,444	107,638	54,169
	Income tax provision	8,775	15,420	38,988	14,143
	Income before provision for income taxes	29,731	60,864	146,626	68,312
	Other income, net	(5,055)	(2,463)	(8,014)	(2,483)
	Interest expense, net	6,919	4,282	15,186	12,722
	Operating income	31,595	62,683	153,798	78,551
	Depreciation and amortization	14,863	11,741	40,355	34,490
	Other income, net	5,055	2,463	8,014	2,483
	EBITDA	51,513	76,887	202,167	115,524
	Integration/acquisition costs (1)	6,704	804	9,319	6,746
	Restructuring charges, net (2)	18,093	-	18,093	-
	Separation costs (3)	1,783	-	1,783	-
	Tradename write-offs (4)	-	-	-	106,555
	Adjusted EBITDA	$78,093	$77,691	$231,362	$228,825

	Operating margin	6.1%	13.2%	10.3%	5.5%
	Depreciation and amortization	2.9%	2.5%	2.7%	2.4%
	Other income, net	1.0%	0.5%	0.5%	0.1%
	EBITDA margin	10.0%	16.2%	13.5%	8.0%
	Integration/acquisition costs (1)	1.3%	0.2%	0.7%	0.5%
	Restructuring charges, net (2)	3.5%	-	1.2%	-
	Separation costs (3)	0.4%	-	0.1%	-
	Tradename write-offs (4)	-	-	-	7.4%
	Adjusted EBITDA margin	15.2%	16.4%	15.5%	15.9%

	Net income attributable to Korn Ferry	$19,993	$44,964	$105,748	$52,387
	Integration/acquisition costs (1)	6,704	804	9,319	6,746
	Restructuring charges, net (2)	18,093	-	18,093	-
	Separation costs (3)	1,783	-	1,783	-
	Tradename write-offs (4)	-	-	-	106,555
	Debt refinancing costs (5)	828	-	828	-
	Tax effect on the adjusted items (6)	(6,451)	31	(7,119)	(27,496)
	Adjusted net income attributable to Korn Ferry	$40,950	$45,799	$128,652	$138,192

	Basic earnings per common share	$0.37	$0.81	$1.92	$0.94
	Integration/acquisition costs (1)	0.12	0.01	0.17	0.12
	Restructuring charges, net (2)	0.34	-	0.33	-
	Separation costs (3)	0.03	-	0.03	-
	Tradename write-offs (4)	-	-	-	1.92
	Debt refinancing costs (5)	0.02	-	0.02	-
	Tax effect on the adjusted items (6)	(0.13)	-	(0.14)	(0.51)
	Adjusted basic earnings per share	$0.75	$0.82	$2.33	$2.47

	Diluted earnings per common share	$0.36	$0.80	$1.90	$0.92
	Integration/acquisition costs (1)	0.12	0.01	0.17	0.12
	Restructuring charges, net (2)	0.34	-	0.33	-
	Separation costs (3)	0.03	-	0.03	-
	Tradename write-offs (4)	-	-	-	1.89
	Debt refinancing costs (5)	0.02	-	0.02	-
	Tax effect on the adjusted items (6)	(0.12)	-	(0.14)	(0.50)
	Adjusted diluted earnings per share	$0.75	$0.81	$2.31	$2.43

Explanation of Non-GAAP Adjustments
(1)	Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)

Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions due to the acquisition of Miller Heiman Group, AchieveForum and Strategy Execution on November 1, 2019.

(3)	Costs associated with certain senior management separation charges.
(4)

The Company implemented a plan to go to market under a single, master brand architecture to simplify the Company’s organizational structure by eliminating and/or consolidating certain legal entities and implemented a rebranding of the Company to offer the Company’s current products and services using the “Korn Ferry” name, branding and trademarks. As a result of this the Company was required under U.S. generally accepted accounting principles to record a one-time, non-cash tradename write-offs.

(5)	Costs to write-off debt issuance costs and interest rate swap as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(6)	Tax effect on integration/acquisition costs, restructuring charges, net, separation costs, tradename write-offs and write-off of debt issuance cost.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

.	Three Months Ended January 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$140,525	$99,389	$106,888	$44,301	$25,089	$7,283	$183,561	$91,850	$-	$515,325
Total revenue	$144,298	$100,663	$110,230	$45,077	$25,365	$7,351	$188,023	$94,995	$-	$527,979

Net income attributable to Korn Ferry										$19,993
Net income attributable to noncontrolling interest										963
Other income, net										(5,055)
Interest expense, net										6,919
Income tax provision										8,775
Operating income (loss)	$2,663	$8,463	$21,808	$4,644	$5,070	$1,198	$32,720	$14,144	$(26,395)	31,595
Depreciation and amortization	4,417	5,832	847	422	329	295	1,893	979	1,742	14,863
Other income (loss), net	558	193	3,963	29	106	162	4,260	88	(44)	5,055
EBITDA	7,638	14,488	26,618	5,095	5,505	1,655	38,873	15,211	(24,697)	51,513
EBITDA margin	5.4%	14.6%	24.9%	11.5%	21.9%	22.7%	21.2%	16.6%		10.0%

Integration/acquisition costs	-	4,332	-	-	-	-	-	-	2,372	6,704
Restructuring, charges, net	11,061	7,032	-	-	-	-	-	-	-	18,093
Separation costs	-	-	-	1,783	-	-	1,783	-	-	1,783
Adjusted EBITDA	$18,699	$25,852	$26,618	$6,878	$5,505	$1,655	$40,656	$15,211	$(22,325)	$78,093
Adjusted EBITDA margin	13.3%	26.0%	24.9%	15.5%	21.9%	22.7%	22.1%	16.6%		15.2%

	Three Months Ended January 31, 2019
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$139,029	$62,473	$114,215	$45,940	$25,687	$7,554	$193,396	$79,606	$-	$474,504
Total revenue	$143,204	$62,473	$117,725	$46,639	$26,046	$7,573	$197,983	$82,512	$-	$486,172

Net income attributable to Korn Ferry										$44,964
Net income attributable to noncontrolling interest										480
Other income, net										(2,463)
Interest expense, net										4,282
Income tax provision										15,420
Operating income (loss)	$11,782	$17,497	$30,596	$7,525	$5,929	$653	$44,703	$12,176	$(23,475)	62,683
Depreciation and amortization	4,001	3,306	970	402	338	97	1,807	803	1,824	11,741
Other income (loss), net	582	204	1,626	26	(134)	133	1,651	77	(51)	2,463
EBITDA	16,365	21,007	33,192	7,953	6,133	883	48,161	13,056	(21,702)	76,887
EBITDA margin	11.8%	33.6%	29.1%	17.3%	23.9%	11.7%	24.9%	16.4%		16.2%

Integration/acquisition costs	650	127	-	-	-	-	-	-	27	804
Adjusted EBITDA	$17,015	$21,134	$33,192	$7,953	$6,133	$883	$48,161	$13,056	$(21,675)	$77,691
Adjusted EBITDA margin	12.2%	33.8%	29.1%	17.3%	23.9%	11.7%	24.9%	16.4%		16.4%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$422,103	$223,097	$332,428	$130,652	$78,395	$23,140	$564,615	$282,448	$-	$1,492,263
Total revenue	$433,832	$224,371	$342,753	$132,830	$79,201	$23,211	$577,995	$292,156	$-	$1,528,354

Net income attributable to Korn Ferry										$105,748
Net income attributable to noncontrolling interest										1,890
Other income, net										(8,014)
Interest expense, net										15,186
Income tax provision										38,988
Operating income (loss)	$24,272	$41,036	$80,254	$18,466	$17,866	$2,999	$119,585	$44,279	$(75,374)	153,798
Depreciation and amortization	13,188	13,156	2,617	1,328	1,004	938	5,887	2,961	5,163	40,355
Other income (loss), net	1,469	528	5,740	148	193	249	6,330	216	(529)	8,014
EBITDA	38,929	54,720	88,611	19,942	19,063	4,186	131,802	47,456	(70,740)	202,167
EBITDA margin	9.2%	24.5%	26.7%	15.3%	24.3%	18.1%	23.3%	16.8%		13.5%

Integration/acquisition costs	-	4,332	-	-	-	-	-	-	4,987	9,319
Restructuring charges, net	11,061	7,032	-	-	-	-	-	-	-	18,093
Separation costs	-	-	-	1,783	-	-	1,783	-	-	1,783
Adjusted EBITDA	$49,990	$66,084	$88,611	$21,725	$19,063	$4,186	$133,585	$47,456	$(65,753)	$231,362
Adjusted EBITDA margin	11.8%	29.6%	26.7%	16.6%	24.3%	18.1%	23.7%	16.8%		15.5%

	Nine Months Ended January 31, 2019
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$423,958	$190,008	$342,175	$137,522	$79,918	$24,339	$583,954	$237,357	$-	$1,435,277
Total revenue	$437,235	$190,008	$352,804	$140,024	$80,817	$24,388	$598,033	$246,051	$-	$1,471,327

Net income attributable to Korn Ferry										$52,387
Net income attributable to noncontrolling interest										1,782
Other income, net										(2,483)
Interest expense, net										12,722
Income tax provision										14,143
Operating income (loss)	$(47,431)	$23,057	$92,438	$21,813	$19,337	$3,460	$137,048	$36,337	$(70,460)	78,551
Depreciation and amortization	12,219	9,483	2,917	867	1,083	305	5,172	2,325	5,291	34,490
Other income (loss), net	1,107	514	1,146	388	118	263	1,915	103	(1,156)	2,483
EBITDA	(34,105)	33,054	96,501	23,068	20,538	4,028	144,135	38,765	(66,325)	115,524
EBITDA margin	(8.0%)	17.4%	28.2%	16.8%	25.7%	16.5%	24.7%	16.3%		8.0%

Integration/acquisition costs	5,304	1,255	-	-	-	-	-	-	187	6,746
Tradename write-offs	76,967	29,588	-	-	-	-	-	-	-	106,555
Adjusted EBITDA	$48,166	$63,897	$96,501	$23,068	$20,538	$4,028	$144,135	$38,765	$(66,138)	$228,825
Adjusted EBITDA margin	11.4%	33.6%	28.2%	16.8%	25.7%	16.5%	24.7%	16.3%		15.9%